Exhibit No. 32.1
8888 Acquisition Corp.
File No. 0-52251
Form 10-K
August 31, 2010

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of 8888 Acquisition Corp. (the ACompany@) on Form 10-K for the year ended August 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the AReport@), I, Glenn A. Little, Chief Executive and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 14, 2010	By:	/s/ Glenn A. Little
Glenn A. Little
Chief Executive Officer and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to 8888 Acquisition Corp. and will be retained by 8888 Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.